EXHIBIT 5








       April 12, 1995



Union Pacific Corporation
Eighth and Eaton Avenues
Bethlehem, PA  18018

              Re:  Registration Statement on Form S-8

Dear Sirs:

     As Assistant General Counsel of Union Pacific Corporation, a Utah corporation (the "Corporation"), I am familiar with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of the common stock, $2.50 par value per share, of the Corporation ("Common Stock"), issuable or deliverable by the Corporation upon the exercise of options to be granted under the Union Pacific Corporation/Chicago and North Western Transportation Company 1995 Stock Option Plan (the "Plan").

     In connection therewith, I have participated in the preparation of the Registration Statement on Form S-8 relating to the registration under the Act of the above-mentioned 1,000,000 shares of Common Stock, which is being filed this date with the Securities and Exchange Commission, and I have supervised and am familiar with all corporate proceedings taken to date in connection with the authorization and approval of the Plan.

     I have examined and relied upon originals or copies, certified or otherwise authenticated To my satisfaction, of all corporate records, documents, agreements or other instruments of the Corporation and have made such investigation of law as I have deemed necessary or appropriate as a basis for the opinions hereinafter expressed.

     Based upon the foregoing, I am of the opinion that:

     The 1,000,000 shares of Common Stock offered under the Plan pursuant to options to be granted under the Plan when issued and sold pursuant to the exercise of options and for the consideration contemplated by such Plan, will be duly authorized, validly issued, fully paid and non-assessable.

     I hereby consent to the reference made to me in the Registration Statement on Form S-8 filed the date hereof and to the filing of this opinion as Exhibit 5 to such Registration Statement.

        Very truly yours,

        /s/Richard J. Ressler


RJR/MLJ:nr


Richard J. Ressler, Esq.
Assistant General Counsel
Union Pacific Corporation
Eighth and Eaton Avenues
Bethlehem, Pennsylvania  18018